UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 17, 2010 (February 11, 2010)

LOJACK CORPORATION
(Exact Name of Registrant as Specified in Its Charter)

Massachusetts
(State or Other Jurisdiction of Incorporation)

1-8439	04-2664794
(Commission File Number)	(IRS Employer Identification No.)

200 Lowder Brook Drive, Suite 1000, Westwood, Massachusetts	02090
(Address of Principal Executive Offices)	(Zip Code)

781-251-4700
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 12, 2010, the Board of Directors of LoJack Corporation, or the Company, appointed Timothy P. O’Connor, the Company’s Senior Vice President and Chief Financial Officer, as Principal Accounting Officer.  Mr. O’Connor, 45, joined the Company in November 2008 as Senior Vice President and Chief Financial Officer.  Prior to that, he served as Senior Vice President, Finance Operations of American Tower Corporation, U.S. Tower Division from October 2007 to November 2008.  Prior to joining American Tower Corporation, Mr. O’Connor served as Vice President of Finance - Global Technology and Manufacturing at Proctor & Gamble from September 2005 through May 2007.  He served as Vice President of Finance – Personal Care Global Business Unit at The Gillette Company from September 2002 through September 2005.

On February 12, 2010, the Board of Directors of the Company approved an amendment to the LoJack Corporation Amended and Restated Non-Qualified Deferred Compensation Plan to limit the maximum annual bonus contributions to such plan to the cash portion of bonuses paid in a given year.  All of our executive officers and certain other key employees are eligible to participate in such plan. A copy of the amendment is attached hereto as Exhibit 10.1.

Also on February 12, 2010, the Board of Directors of the Company amended and restated the LoJack Corporation Cash Incentive Plan, or the Plan, to, among other things, (i) permit the Company’s Compensation Committee to, on an annual basis, determine the applicable  percentage of awards earned under the Plan to be paid in cash and Company common stock respectively; (ii) utilize shares available under the Company’s 2008 Stock Incentive Plan for such purposes; and (iii) include EBITDA and working capital among the performance goals permissible under the Plan.  All of our executive officers and many of our employees are eligible to participate in the Plan. A copy of the amended and restated Plan is attached hereto as Exhibit 10.2.

The Company’s Compensation Committee, on February 11, 2010, exercised its negative discretion, which was permitted by the terms of the Plan prior to its amendment, and eliminated bonus payments relating to performance in fiscal year 2009 for all eligible employees, including all executive officers.

The Compensation Committee also determined that bonuses under the Plan for fiscal year 2010 will be earned based on meeting or exceeding certain Company revenue and EBITDA targets as well as individual goals and targets.  Due to the expected economic conditions, for 2010, the Compensation Committee has tied the maximum percentage of payout for satisfaction of individual performance goals and targets to that of the corresponding percentage payout resulting from the Company performance, as reflected in the satisfaction of the revenue and EBITDA targets.  This linkage between individual and Company performance will apply to all levels of performance, including if the Company and the individual exceed their respective targets.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

10.1	2010 Amendment to the LoJack Corporation Amended and Restated Non-Qualified Deferred Compensation Plan

10.2	LoJack Corporation Annual Incentive Plan.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LOJACK CORPORATION (Registrant) By: /s/ Richard T. Riley
Richard T. Riley Executive Chairman

Date: February 17, 2010